UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2025

ARMATA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Washington	001-37544	91-1549568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5005 McConnell Avenue Los Angeles, California	90066
(Address of principal executive offices)	(Zip Code)

(310) 655-2928

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	ARMP	NYSE American

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held on June 12, 2025 (the “Meeting”), the shareholders of Armata Pharmaceuticals, Inc. (the “Company”) elected seven members to our board of directors, each for a one-year term expiring at the annual meeting of shareholders in 2026, as follows:

Members	Number of Shares Voted For	Number of Shares Withheld	Broker Non- Votes
Deborah L. Birx, M.D.	30,184,288	103,824	1,190,014
Jules Haimovitz	30,188,915	99,197	1,190,014
Odysseas D. Kostas, M.D.	30,190,453	97,659	1,190,014
Robin C. Kramer	30,231,763	56,349	1,190,014
Joseph M. Patti, Ph.D.	30,231,464	56,648	1,190,014
Todd C. Peterson, Ph.D.	30,228,440	59,672	1,190,014
Sarah Schlesinger, M.D.	30,149,529	138,583	1,190,014

At the Meeting, our shareholders next approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers. The vote for such approval was 30,180,386 shares for, 75,804 shares against, 31,922 shares abstaining, and 1,190,014 shares of broker non-votes.

Also at the Meeting, our shareholders ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. The vote for such ratification was 31,471,009 shares for, 4,970 shares against, 2,147 shares abstaining, and 0 shares of broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2025	Armata Pharmaceuticals, Inc.

	By:	/s/ David House
	Name:	David House
	Title:	Senior Vice President, Finance and Principal Financial Officer